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                               BROADVISION, INC.

                          LOAN AND SECURITY AGREEMENT

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                               TABLE OF CONTENTS

                                                                            Page


1.   DEFINITIONS AND CONSTRUCTION .........................................   1
     1.1       Definitions ................................................   1
     1.2       Accounting Terms ...........................................   7

2.   LOAN AND TERMS OF PAYMENT ...........................................    7
     2.1       Advances ...................................................   7
     2.2       Prepayment Fee .............................................   8
     2.3       Interest Rates, Payments, and Calculations .................   8
     2.4       Crediting Payments .........................................   8
     2.5       Fees .......................................................   9
     2.6       Additional Costs ...........................................   9
     2.7       Term .......................................................   9

3.   CONDITIONS OF LOANS .................................................   10
     3.1       Conditions Precedent to Initial Advance ....................  10
     3.2       Conditions Precedent to all Advances .......................  10

4.   CREATION OF SECURITY INTEREST ........................................  10
     4.1       Grant of Security Interest .................................  10
     4.2       Delivery of Additional Documentation Required ..............  11
     4.3       Right to Inspect ...........................................  11

5.   REPRESENTATIONS AND WARRANTIES .......................................  11
     5.1       Due Organization and Qualification .........................  11
     5.2       Due Authorization; No Conflict .............................  11
     5.3       No Prior Encumbrances ......................................  11
     5.4       Merchantable Inventory .....................................  11
     5.5       Name; Location of Chief Executive Office ...................  11
     5.6       Litigation .................................................  12
     5.7       No Material Adverse Change in Financial Statements .........  12
     5.8       Solvency ...................................................  12
     5.9       Regulatory Compliance ......................................  12
     5.10      Environmental Condition ....................................  12
     5.11      Taxes ......................................................  12
     5.12      Subsidiaries ...............................................  13
     5.13      Government Consents ........................................  13
     5.14      Full Disclosure ............................................  13

6.   AFFIRMATIVE COVENANTS ................................................  13
     6.1       Good Standing ..............................................  13
     6.2       Government Compliance ......................................  13
     6.3       Financial Statements, Reports, Certificates ................  13
     6.4       Inventory; Returns .........................................  14
     6.5       Taxes ......................................................  14
     6.6       Insurance ..................................................  14
     6.7       Principal Depository .......................................  14
     6.9       Quick Ratio ................................................  15
     6.10      Tangible Net Worth. ........................................  15
     6.11      Registration of Intellectual Property Rights ...............  15
     6.12      Further Assurances .........................................  15


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7.   NEGATIVE COVENANTS ...................................................  15
     7.1       Dispositions ...............................................  15
     7.2       Change in Business .........................................  16
     7.3       Mergers or Acquisitions ....................................  16
     7.4       Indebtedness ...............................................  16
     7.5       Encumbrances ...............................................  16
     7.6       Distributions ..............................................  16
     7.7       Investments ................................................  16
     7.8       Transactions with Affiliates ...............................  16
     7.9       Intellectual Property Agreements ...........................  16
     7.10      Subordinated Debt ..........................................  16
     7.11      Inventory ..................................................  16
     7.12      Compliance .................................................  16

8.   EVENTS OF DEFAULT ....................................................  17
     8.1       Payment Default ............................................  17
     8.2       Covenant Default ...........................................  17
     8.3       Material Adverse Change ....................................  17
     8.4       Attachment .................................................  17
     8.5       Insolvency .................................................  17
     8.6       Other Agreements ...........................................  18
     8.7       Subordinated Debt ..........................................  18
     8.8       Judgments ..................................................  18
     8.9       Misrepresentations .........................................  18

9.   BANK'S RIGHTS AND REMEDIES ...........................................  18
     9.1       Rights and Remedies ........................................  18
     9.2       Power of Attorney ..........................................  19
     9.3       Accounts Collection ........................................  19
     9.4       Bank Expenses ..............................................  19
     9.5       Bank's Liability for Collateral ............................  20
     9.6       Remedies Cumulative ........................................  20
     9.7       Demand; Protest ............................................  20

10.  NOTICES ..............................................................  20

11.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER ...........................  21

12.  GENERAL PROVISIONS ...................................................  21
     12.1      Successors and Assigns .....................................  21
     12.2      Indemnification ............................................  21
     12.3      Time of Essence ............................................  21
     12.4      Severability of Provisions .................................  21
     12.5      Amendments in Writing, Integration .........................  21
     12.6      Counterparts ...............................................  21
     12.7      Survival ...................................................  22

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         This LOAN AND SECURITY AGREEMENT is entered into as of July 2, 1997, by and between SILICON VALLEY BANK ("Bank") and BROADVISION, INC. ("Borrower").

                                    RECITALS

         Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

                                   AGREEMENT

         The parties agree as follows:

         1.       DEFINITIONS AND CONSTRUCTION

                  1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:


                           "Accounts" means all presently existing and hereafter
arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

                           "Advance" or "Advances"  means Equipment  Advances or
Leasehold Advances.

                           "Affiliate"  means,  with respect to any Person,  any
Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

                           "Bank  Expenses"  means  all:   reasonable  costs  or
expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), whether or not suit is brought.

                           "Borrower's  Books" means all of Borrower's books and
records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

                           "Business  Day" means any day that is not a Saturday,
Sunday, or other day on which banks in the State of California are authorized or required to close.

                           "Closing Date" means the date of this Agreement.

                           "Code" means the California Uniform Commercial Code.

                           "Collateral"  means the property described on Exhibit
A attached hereto.

                           "Committed   Line"   means  Three   Million   Dollars
($3,000,000).

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                           "Contingent  Obligation"  means,  as  applied  to any
Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

                           "Copyrights"  means  any  and all  copyright  rights,
copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

                           "Current  Liabilities"  means,  as of any  applicable
date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Advances made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt.

                           "Daily  Balance" means the amount of the  Obligations
owed at the end of a given day.

                           "Debt Service  Coverage" means, as of the last day of
each fiscal quarter, on a consolidated basis determined in accordance with GAAP, the ratio of (a) an amount equal to the sum of (i) net income, plus (ii) depreciation and amortization of intangible assets and other non-cash charges to income, to (b) an amount equal to (i) the sum of all scheduled repayments for such period and mandatory prepayments of principal on account of long-term Debt, plus (ii) interest expense.

                           "Eligible Equipment" means computer equipment, office
equipment and furnishings and other machines and other equipment as approved by Bank in its sole discretion (i) in which the Bank has a valid perfected security interest, and (ii) delivered to Borrower by the manufacturer or vendor after, upon or not more than ninety (90) days prior to the date of the Closing Date, which equipment is new and has not previously been used by any Person.

                           "Equipment"  means all present and future  machinery,
equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

                           "Equipment  Advance" or "Equipment  Advances" means a
cash advance or cash advances under the Equipment Facility.

                           "Equipment  Facility"  means the facility under which
Borrower may request Bank to issue cash advances, as specified in Section 2.1(a) hereof.

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                           "Equipment  Maturity  Date"  means  the date  that is
thirty-six (36) months after the Facility Availability Date.

                           "ERISA"  means  the  Employment   Retirement   Income
Security Act of 1974, as amended, and the regulations thereunder.

                           "Facility Availability Date" means December 31, 1997.

                           "GAAP" means generally accepted accounting principles
as in effect from time to time.

                           "Indebtedness"   means  (a)  all   indebtedness   for
borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

                           "Insolvency    Proceeding"   means   any   proceeding
commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

                           "Intellectual  Property Collateral" means any and all
right, title and interest of Borrower in the following:

                           (a) Copyrights, Trademarks and Patents;

                           (b)  Any  and  all  trade  secrets,  and  any and all
intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

                           (c) Any and all design  rights which may be available
to Borrower now or hereafter existing, created, acquired or held;

                           (d) Any and all  claims  for  damages by way of past,
present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

                           (e) All  licenses  or other  rights to use any of the
Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

                           (f) All amendments, renewals and extensions of any of
the Copyrights, Trademarks or Patents; and


                           (g)  All  proceeds  and  products  of the  foregoing,
including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

                           "Inventory" means all present and future inventory in
which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or

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possession,  actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

                           "Investment"   means  any  beneficial   ownership  of
(including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

                           "IRC" means the  Internal  Revenue  Code of 1986,  as
amended, and the regulations thereunder.

                           "Leasehold  Advance" or "Leasehold  Advances" means a
cash advance or cash advances under the Leasehold Facility.

                           "Leasehold  Facility"  means the facility under which
Borrower may request Bank to issue cash advances, as specified in Section 2.1(b) hereof.

                           "Leasehold      Improvements"     means     leasehold
improvements, equipment specifically designed or manufactured for Borrower, office furnishings, limited use property and other similar property.

                           "Leasehold  Maturity  Date"  means  the date  that is
eighty-four (84) months after the Facility Availability Date.

                           "Lien"  means  any  mortgage,  lien,  deed of  trust,
charge, pledge, security interest or other encumbrance.

                           "Loan Documents" means, collectively, this Agreement,
any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

                           "Material  Adverse  Effect" means a material  adverse
effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

                           "Negotiable   Collateral"  means  all  of  Borrower's
present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

                           "Obligations"  means all debt,  principal,  interest,
Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

                           "Patents" means all patents,  patent applications and
like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

                           "Payment  Date" means the first (lst) calendar day of
each month.

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                           "Periodic Payments" means all installments or similar
recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

                           "Permitted Indebtedness" means:

                           (a) Indebtedness of Borrower in favor of Bank arising
under this Agreement or any other Loan Document;

                           (b)  Indebtedness  existing on the  Closing  Date and
disclosed in the Schedule;

                           (c) Subordinated Debt;

                           (d)  Indebtedness to trade creditors  incurred in the
ordinary course of business;

                           (f) Indebtedness secured by Permitted Liens;

                           (g) Capital leases or indebtedness incurred solely to
purchase Equipment, other than Equipment financed hereunder, which is secured in accordance with clause (c) of "Permitted Liens" below and is not in excess of the lesser of the purchase price of such Equipment or the fair market value of such Equipment on the date of acquisition; and

                           (h)    Extensions,    refinancings,    modifications,
amendments and restatements of any of items of Permitted Indebtedness (g) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

                           "Permitted Investment" means:

                           (a)   Investments   existing  on  the  Closing   Date
disclosed in the Schedule; and


                           (b)  (i)  marketable  direct  obligations  issued  or
unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof,
(ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank.

                           "Permitted Liens" means the following:

                           (a)  Any  Liens  existing  on the  Closing  Date  and
disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

                           (b)  Liens  for  taxes,  fees,  assessments  or other
governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank's security interests;

                           (c) Liens (i) upon or in any  Equipment  or Leasehold
Improvements (other than Equipment or Leasehold Improvements financed hereunder) acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment or Leasehold Improvements, or (ii) existing

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on such Equipment or Leasehold  Improvements  (other than Equipment or Leasehold
Improvements financed hereunder) at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;

                           (d)  Liens  securing  capital  lease  obligations  on
assets subject to such capital leases except for Equipment or Leasehold Improvements financed hereunder;

                           (d) Liens incurred in connection  with the extension,
renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

                           "Person" means any individual,  sole  proprietorship,
partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

                           "Prime Rate" means the variable rate of interest, per
annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

                           "Quick Assets" means, as of any applicable  date, the
unrestricted cash; unrestricted cash-equivalents; net, billed accounts receivable and investments with maturities of fewer than one year of Borrower determined in accordance with GAAP.

                           "Responsible   Officer"   means  each  of  the  Chief
Executive Officer, the Chief Financial Officer and the Controller of Borrower.

                           "Schedule" means the schedule of exceptions  attached
hereto, if any.

                           "Subordinated   Debt"  means  any  debt  incurred  by
Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

                           "Subsidiary"  means any corporation or partnership in
which (i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any determination is being made, be owned by Borrower, either directly or through an Affiliate.

                           "Tangible  Net  Worth"  means at any date as of which
the amount thereof shall be determined, the consolidated total assets of Borrower and its Subsidiaries minus, without duplication, (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, Leasehold Improvements, and (c) all reserves not already deducted from assets, and (ii) cost overruns in excess of One Hundred Thousand Dollars ($100,000) over Borrower's budget for Leasehold Improvements, and (ii) Total Liabilities.

                           "Total Liabilities" means at any date as of which the
amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness.

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

                           "Trademarks"  means  any  trademark  and  servicemark
rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

                  1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

         2.       LOAN AND TERMS OF PAYMENT

                  2.1      Advances.

                           (a) Equipment Advances. Subject to and upon the terms
and conditions of this Agreement, Bank agrees, at any time from the date hereof through the Facility Availability Date, to make Equipment Advances to Borrower in an aggregate principal amount of up to the Committed Line minus the aggregate amount of all outstanding Leasehold Advances. Prior to or on the date of each Equipment Advance, Borrower shall provide invoices and other documents as requested by Bank, in form and content reasonably satisfactory to Bank, demonstrating that the Equipment Advance (i) shall be used to finance or refinance, as the case may be, Eligible Equipment, and (ii) shall not exceed one hundred percent (100%) of the cost of such Eligible Equipment, excluding any and all installation, freight or warranty expenses or sales taxes, and (iii) that no more than twentyfive percent (25%) of the value of any such Eligible Equipment for each Equipment Advance is comprised of software licenses, taxes, freight, installation, or other soft costs. Amounts borrowed pursuant to this Section 2.1(a) may not be reborrowed once repaid.

                           (b) Leasehold Advances. Subject to and upon the terms
and conditions of this Agreement, Bank agrees, at any time from the date hereof through the Facility Availability Date, to make Leasehold Advances to Borrower in an aggregate principal amount of up to the Committed Line minus the aggregate amount of all outstanding Equipment Advances. Prior to or on the date of the initial Leasehold Advance, Borrower shall provide Bank a copy of its final Leasehold Improvements budget. Each Leasehold Advance (i) shall be used to finance Leasehold Improvements, and (ii) shall not exceed one hundred percent (100%) of the cost of such Leasehold Improvements. Amounts borrowed pursuant to this Section 2.1(b) may not be reborrowed once repaid.

                           (c) Procedures. Whenever Borrower desires an Advance,
Borrower shall notify Bank by facsimile transmission or telephone no later than 3:00 p.m. California time, one (1) Business Day before the day on which the Advance is requested to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto. The notice shall be signed by a Responsible Officer and, as to an Equipment Advance, include a copy of the invoice for the Eligible Equipment to be financed. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1 to Borrower's deposit account.

                           (c) Interest  and  Principal.  Interest  shall accrue
from the date of each Advance at the rate specified in Section 2.3(a), and shall be payable monthly on the Payment Date of each month through the month in which the Facility Availability Date falls. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower's deposit accounts or against the Committed Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder. All Equipment Advances that are outstanding on the Facility Availability Date will be payable in thirty-six (36) equal monthly installments of principal, plus accrued interest, on the Payment Date for each month through the Equipment Maturity Date. All Leasehold Advances that are outstanding on the Facility Availability Date will be payable in eighty-four (84) equal monthly installments of principal, plus accrued interest, on the Payment Date for each month through the Leasehold Maturity Date.

                           (d) Maturity.  The Equipment Facility shall terminate
on the Equipment Maturity Date, at which time all Obligations owing under the Equipment Facility shall be immediately due and payable. The Leasehold Facility shall terminate on the Leasehold Maturity Date, at which time all Obligations owing under this Section 2.1 and all other amounts under this Agreement shall be immediately due and payable.

                  2.2 Prepayment Fee. In the event Borrower prepays, in whole or in part, any outstanding obligations hereunder, Borrower shall pay to Bank, concurrently with such payment, a prepayment fee commensurate with interest rate protection, as assessed by Bank, under the fixed rate option set forth in
Section 2.3(a). Borrower agrees that such fee is compensation to the Bank for lost profits in connection with such prepayment and does not constitute a penalty. Bank's determination of such amount shall be made by Bank in good faith, in its sole discretion, and shall be deemed correct absent manifest error.

                  2.3 Interest Rates, Payments, and Calculations.

                           (a)  Interest  Rate.  Except as set forth in  Section
2.3(b) and subject to the following sentence, all outstanding Advances shall bear interest at a floating rate equal to the Prime Rate. Except as set forth in
Section 2.3(b), Borrower shall have a one-time option as to the Advances outstanding on the Facility Maturity Date, to elect that all outstanding Advances shall bear interest at a rate equal to three and one-tenth (3.10) percentage points above the thirty-six (36) month, and eighty-four (84) month, Treasury Note Yield to maturity for the Equipment Facility and the Lease Facility, respectively, as such rate is quoted by Bank. Such fixed rate option, once elected, shall continue for the term of the Equipment Facility and Leasehold Facility, respectively.

                           (b)  Default  Rate.   All   Obligations   shall  bear
interest, from and after the occurrence of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

                           (c)  Payments.  Interest  hereunder  shall be due and
payable on the Payment Date of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower's deposit accounts or against the Committed Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

                           (d)  Computation.  In the  event  the  Prime  Rate is
changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

                  2.4 Crediting Payments. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon California time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

                  2.5 Fees. Borrower shall pay to Bank the following:

                           (a) Financial  Examination and Appraisal Fees. Bank's
customary fees and out-of-pocket expenses for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents; and

                           (b) Bank  Expenses.  Upon the date  hereof,  all Bank
Expenses incurred through the Closing Date, including reasonable attorneys' fees and expenses, and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

                  2.6  Additional   Costs.  In  case  any  change  in  any  law,
regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law), in each case after the date of this Agreement:

                           (a) subjects Bank to any tax with respect to payments
of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

                           (b) imposes, modifies or deems applicable any deposit
insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

                           (c)  imposes  upon  Bank  any  other  condition  with
respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

                  2.7 Term. This Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Leasehold Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Advances under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

         3.       CONDITIONS OF LOANS

                  3.1 Conditions Precedent to Initial Advance. The obligation of Bank to make the initial Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

                           (a) this Agreement;

                           (b) a  certificate  of the Secretary of Borrower with
respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

                           (c) an intellectual property security agreement;

                           (d) financing statements (Forms UCC-1);

                           (e) insurance certificate;

                           (f) a copy of Borrower's final Leasehold Improvements
budget;

                           (g)  payment of the fees and Bank  Expenses  then due
specified in Section 2.5 hereof; and

                           (h) such  other  documents,  and  completion  of such
other matters, as Bank may reasonably deem necessary or appropriate.

                  3.2 Conditions Precedent to all Advances. The obligation of Bank to make each Advance, including the initial Advance, is further subject to the following conditions:

                           (a)  timely  receipt  by Bank of the  Payment/Advance
Form as provided in Section 2.1;

                           (b)  timely  receipt  of the  invoices  and/or  other
documents specified in Section 2.1 hereof; and

                           (c) the representations  and warranties  contained in
Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Advance as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Advance. The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in this
Section 3.2(c).

         4.       CREATION OF SECURITY INTEREST

                  4.1 Grant of Security Interest. Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof, in each case, to the extent that a security interest in such Collateral can be perfected by the filing of a financing statement or, in the case of Collateral consisting of instruments, documents, chattel paper or certificated securities, to the extent that Bank takes possession of such Collateral. Bank agrees to execute and deliver to Borrower from time to time agreements to subordinate its Lien as Borrower may request and as are necessary to give to other lenders which finance new Equipment for Borrower a first priority security interest in the new Equipment financed so long as the Liens and the Indebtedness incurred with respect to such Equipment financing are permitted under this Agreement.

                  4.2 Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

                  4.3 Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

         5.       REPRESENTATIONS AND WARRANTIES

                  Borrower represents and warrants as follows:

                  5.1 Due Organization and Oualification. Borrower and each Subsidiary is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified.

                  5.2 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound; except to the extent that certain intellectual property agreements prohibit the assignment of the rights thereunder to a third party without the Borrower's or other party's consent and the Loan Documents constitute an assignment. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

                  5.3 No Prior Encumbrances. Borrower has good and indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens.

                  5.4 Merchantable Inventory. All Inventory is in all material respects of good and marketable quality, free from all material defects.

                  5.5 Name; Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

                  5.6 Intellectual Property. Borrower is the sole owner of the Intellectual Property Collateral, except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business. Each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party. Except for and upon the filing with the United States Patent and Trademark Office with respect to the Patents and Trademarks and the Register of Copyrights with respect to the Copyrights necessary to perfect the security interests created hereunder, and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any United States governmental authority or United States regulatory body is required either (i) for the grant by Borrower of the security interest granted hereby or for the execution, delivery or performance of Loan Documents by Borrower in the United States or (ii) for the perfection in the United States or the exercise by Bank of its rights and remedies hereunder.

                  5.7 Litigation. Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

                  5.8 No Material Adverse Change in Financial Statements. All consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

                  5.9 Solvency. The fair saleable value of Borrower's assets (including good will minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

                  5.10 Regulatory Compliance. Borrower and each Subsidiary has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

                  5.11 Environmental Condition. None of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

                  5.12 Taxes. Borrower and each Subsidiary has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

                  5.13   Subsidiaries.   Borrower   does  not  own  any   stock,
partnership interest or other equity securities of any Person, except for Permitted Investments.

                  5.14 Government Consents. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted.

                  5.15 Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

         6.       AFFIRMATIVE COVENANTS

                  Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make an Advance hereunder, Borrower shall do all of the following:

                  6.1 Good Standing. Borrower shall maintain its and each of its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

                  6.2 Government Compliance. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

                  6.3 Financial Statements, Reports, Certificates. Borrower shall deliver to Bank: (a) as soon as available, but in any event within thirty
(30) days after the end of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, certified by a Responsible Officer; (b) as soon as available, but in any event within ninety (90) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) within five (5) days upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; (e) prompt notice of any material change in the composition of the Intellectual Property Collateral, including, but not limited to, any subsequent ownership right of the Borrower in or to any Copyright, Patent or Trademark not specified in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely effects the value of the Intellectual Property Collateral; and (f) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

         Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.

                  6.4 Inventory; Returns. Borrower shall keep all Inventory in good and marketable condition, free from all material defects. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

                  6.5 Taxes. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

                  6.6 Insurance.

                           (a)  Borrower,   at  its  expense,   shall  keep  the
Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

                           (b) All such  policies of insurance  shall be in such
form, with such companies, and in such amounts as reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty (20) days notice to Bank before canceling its policy for any reason. Upon Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

                  6.7 Principal Depository. Borrower shall maintain its principal depository and operating accounts with Bank. Borrower shall maintain average outstanding deposit balances held at Bank of no less than Five Million Dollars ($5,000,000).

                  6.8 Cash Position/Debt Service Coverage. Borrower shall maintain, as of the last day of each calendar month, cash (or cash equivalents) of no less than Nine Million Dollars ($9,000,000), excluding cash balances deposited pursuant to the set aside letter between Borrower and its landlord dated __________________. Notwithstanding the foregoing, from and after the time Borrower achieves a minimum net profit of at least One Dollar ($1.00), as determined on a quarterly basis, for a consecutive eighteen (18) month period, the foregoing Cash Position covenant shall be replaced by a Debt Service Coverage covenant, and Borrower shall maintain, as of the last day of each fiscal quarter, a Debt Service Coverage of at least 1.50 to 1.00.

                  6.9 Ouick Ratio. Borrower shall maintain, as of the last day of each calendar month, a ratio of Quick Assets to Current Liabilities (excluding deferred revenue) of at least 2.0 to 1.0.

                  6.10 Tangible Net Worth. Borrower shall maintain, on a consolidated basis, as of the last day of each calendar month, a Tangible Net Worth plus Subordinated Debt in the following amounts: (i) at least Sixteen Million Dollars ($16,000,000) for the calendar month ending June 30, 1997; (ii) at least Fourteen Million Five Hundred Thousand Dollars ($14,500,000) for the calendar months ending July 31, 1997, August 31, 1997 and September 30, 1997; and (iii) at least Thirteen Million Five Hundred Thousand Dollars ($13,500,000) for the calendar month ending October 31, 1997 and for each subsequent calendar month thereafter.

                  6.11 Registration of Intellectual Property Rights.

                           (a) Borrower shall register or cause to be registered
(to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those intellectual property rights listed on Exhibits A, B and C to the Intellectual Property Security Agreement delivered to Bank by Borrower in connection with this Agreement within thirty (30) days of the date of this Agreement. Borrower shall register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those additional intellectual property rights developed or acquired by Borrower from time to time in connection with any product prior to the sale or licensing of such product to any third party, including without limitation revisions or additions to the intellectual property rights listed on such Exhibits A, B and C.

                           (b)   Borrower   shall   execute  and  deliver   such
additional instruments and documents from time to time as Bank shall reasonably request to perfect Bank's security interest in the Intellectual Property Collateral.

                           (c) Borrower  shall (i) protect,  defend and maintain
the validity and enforceability of the Trademarks, Patents and Copyrights, (ii) use its best efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Bank in writing of material infringements detected, and (iii) not allow any Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld, unless Bank determines that reasonable business practices suggest that abandonment is appropriate.

                           (d)  Bank  shall   have  the   right,   but  not  the
obligation, to take, at Borrower's sole expense, any actions that Borrower is required under this Section 6.11 to take but which Borrower fails to take, after fifteen (15) days' notice to Borrower. Borrower shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 6.11.

                  6.12 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

         7.       NEGATIVE COVENANTS

                  Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances, Borrower will not do any of the following:

                  7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries; or (iii) Transfers of worn-out or obsolete Equipment or Equipment financed by other vendors.

                  7.2 Change in Business. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a material change in Borrower's ownership. Borrower will not, without thirty (30) days prior written notification to Bank, relocate its chief executive office.

                  7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

                  7.4 Indebtedness. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

                  7.5 Encumbrances. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

                  7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock.

                  7.7 Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

                  7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

                  7.9 Intellectual Property Agreements. Borrower shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Borrower's rights and interests in any property included within the definition of the Intellectual Property Collateral acquired under such contracts, [except to the extent that such provisions are necessary in Borrower's exercise of its reasonable business judgement.

                  7.10 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

                  7.11 Inventory. Store the Inventory with a bailee, warehouseman, or similar party unless Bank has received a pledge of the warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory only at the location set forth in Section 10 hereof and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank's security interest.

                  7.12 Compliance. Become an "investment company" controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

         8.       EVENTS OF DEFAULT

                  Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

                  8.1 Payment Default. If Borrower fails to pay the principal of, or any interest on, any Advances when due and payable; or fails to pay any portion of any other Obligations not constituting such principal or interest, including without limitation Bank Expenses, within thirty (30) days of receipt by Borrower of an invoice for such other Obligations;

                  8.2 Covenant Default. If Borrower fails to perform any obligation under Sections 6.7, 6.8, 6.9, 6.10 or 6.11 or violates any of the covenants contained in Article 7 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period);

                  8.3 Material Adverse Change. If there occurs a material adverse change in Borrower's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or a material impairment of the value or priority of Bank's security interests in the Collateral;

                  8.4 Attachment. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Govemment, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Advances will be required to be made during such cure period);

                  8.5 Insolvency. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within ten (10) days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding);

                  8.6 Other Agreements. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a Material Adverse Effect;

                  8.7 Subordinated Debt. If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

                  8.8 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Advances will be made prior to the satisfaction or stay of such judgment); or

                  8.9 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

         9.       BANK'S RIGHTS AND REMEDIES

                  9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                           (a) Declare all  Obligations,  whether  evidenced  by
this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Bank);

                           (b) Cease advancing  money or extending  credit to or
for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

                           (c) Settle or adjust  disputes  and  claims  directly
with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

                           (d) Without notice to or demand upon  Borrower,  make
such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

                           (e) Without  notice to Borrower  set off and apply to
the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

                           (f) Ship, reclaim,  recover, store, finish, maintain,
repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

                           (g) Sell the Collateral at either a public or private
sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

                           (h) Bank may  credit bid and  purchase  at any public
sale; and

                           (i) Any deficiency  that exists after  disposition of
the Collateral as provided above will be paid immediately by Borrower.

                  9.2 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts;
(b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; (f) to modify, in its sole discretion, any intellectual property security agreement entered into between Borrower and Bank without first obtaining Borrower's approval of or signature to such modification by amending Exhibit A, Exhibit B and Exhibit C, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Borrower no longer has or claims any right, title or interest; (g) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; and (h) to transfer the Intellectual Property Collateral into the name of Bank or a third party to the extent permitted under the California Uniform Commercial Code; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

                  9.3 Accounts Collection. At any time from the date of this Agreement, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

                  9.4 Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement. Bank shall have a non-exclusive, royalty-free license to use the Intellectual Property Collateral to the extent reasonably necessary to permit Bank to exercise its rights and remedies upon the occurrence of an Event of Default.

                  9.5 Bank's Liability for Collateral. So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

                  9.6 Remedies Cumulative. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

                  9.7 Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

         10.      NOTICES

                  Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

          If to Borrower:      BroadVision, Inc.
                               1975 El Camino Real West, Suite 303
                               Mountain View, CA 94040
                               Attn: Mr. Peter Downs
                               FAX: (415) 967-2100

          If to Bank:          Silicon Valley Bank
                               1731 Embarcadero Road, Suite 220
                               Palo Alto, CA 94303
                               Attn: Ms. Colleen Atkinson
                               FAX: (415) 812-0640

         The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

         11.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

                  The Loan Documents shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

         12.      GENERAL PROVISIONS

                  12.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

                  12.2 Indemnification. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under the Loan Documents, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

                  12.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

                  12.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                  12.5 Amendments in Writing, Integration. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

                  12.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

                  12.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                     BROADVISION, INC.

                                     By: _________________________________

                                     Title: ______________________________

                                     By: _________________________________

                                     Title:  _____________________________

                                     SILICON VALLEY BANK

                                     By: _________________________________

                                     Title:  _____________________________

                                   EXHIBIT A

         The Collateral shall consist of all right, title and interest of Borrower in and to the following:

         (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

         (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing;

         (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

         (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing;

         (e) All documents, cash, deposit accounts, securities, financial assets, investment properties, securities accounts, securities entitlements, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

         (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

         (g) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                   EXHIBIT B

                  LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

             DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.

TO: CENTRAL CLIENT SERVICE DIVISION               DATE:_______________________

FAX#: (408) 496-2426                              TIME:_______________________

--------------------------------------------------------------------------------

FROM: BROADVISION, INC.
      --------------------------------------------------------------------------
                             CLIENT NAME (BORROWER)

REQUESTED BY:
             -------------------------------------------------------------------
                            AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE: __________________________________________________________

PHONE NUMBER: __________________________________________________________________

FROM ACCOUNT # _______________________       TO ACCOUNT # _____________________

REQUESTED TRANSACTION TYPE                   REQUEST DOLLAR AMOUNT

PRINCIPAL INCREASE (EQUIPMENT ADVANCE)        $_______________________
PRINCIPAL INCREASE (LEASEHOLD ADVANCE)        $_______________________
PRINCIPAL PAYMENT (ONLY)                      $_______________________
INTEREST PAYMENT (ONLY)                       $_______________________
PRINCIPAL AND INTEREST (PAYMENT)              $_______________________

OTHER INSTRUCTIONS: ____________________________________________________________
________________________________________________________________________________

    All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 BANK USE ONLY

TELEPHONE REOUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.
____________________________________        ____________________________________
     Authorized Requester                                   Phone #

____________________________________        ____________________________________
     Received By (Bank)                                     Phone #

                    _________________________________________
                          Authorized Signature (Bank)

--------------------------------------------------------------------------------

                                   EXHIBIT C
                             COMPLIANCE CERTIFICATE

TO:     SILICON VALLEY BANK

FROM:   BROADVISION, INC.

         The undersigned authorized officer of BroadVision, Inc. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _____________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

 Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant            Required                      Complies
------------------            --------                      --------

Monthly financial statements  Monthly within 30 days        Yes    No
Annual (CPA Audited)          FYE within 90 days            Yes    No
Quarterly 10-Q                Within 5 days                 Yes    No
=====================================================================

Financial Covenant                 Required         Actual       Complies
------------------                 --------         ------       --------

Maintain on a Monthly Basis:
  Minimum Cash Position(1)         $9,000,000(2)    $_______     Yes       No
  Minimum Quick  Ratio(3)          2.0:1.0          ____:1.0     Yes       No
  Minimum Tangible Net Worth(4)    (5)              $_______     Yes       No
  Debt Service Coverage            2.0:1.0          ____:1.0     Yes       No



(1)  Converts to Debt Service Coverage on profitability for 18 months

(2) excluding cash balances deposited pursunat to the set aside letter between Borrower and its Landlord

(3)  Current Liabilities to exclude deferred revenue

(4)  the  consolidated  total  assets of Borrower  and its  Subsidiaries  minus, without duplication, (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, Leasehold Improvements, and (c) all reserves not already deducted from assets, and
     (ii) cost overruns in excess of One Hundred Thousand Dollars ($100,000) over Borrower's budget for Leasehold Improvements, and (ii) Total Liabilities

(5)  (i)  $16,000,000  for month ending  6/30/97;  (ii)  $14,500,000  for months ending 7/31/97, 8/31/97 and 9/30/97; and (ill) $13,500,000 for month ending
     10/31/97 and subsequent months

Comments Regarding Exceptions: See Attached.

                                                  BANK USE ONLY
Sincerely,
_____________________________          Received by: _________________________
SIGNATURE                                             AUTHORIZED
_____________________________          SIGNER
TITLE
_____________________________          Date: ________________________________
DATE
                                       Verified:_____________________________
                                                      AUTHORIZED
                                       SIGNER

                                       Date: ________________________________

                                       Compliance Status:         Yes     No

                     DISBURSEMENT REQUEST AND AUTHORIZATION

Borrower: BroadVision, Inc.                           Bank: Silicon Valley Bank
================================================================================

LOAN TYPE. This is a variable rate, convertible to a fixed rate, equipment and leasehold line of credit of an aggregate principal amount up to $3,000,000.

PRIMARY PURPOSE OF LOAN. The primary purpose of this loan is for business.

SPECIFIC PURPOSE. The specific purpose of this loan is: equipment and leasehold improvements financing.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Bank's conditions for making the loan have been satisfied. Please disburse the loan proceeds as follows:

                                                             Equipment/Leasehold
                                                             -------------------
Amount paid to Borrower directly:                                $______
Undisbursed Funds                                                $______

Principal                                                        $______

CHARGES PAID IN CASH. Borrower has paid or will pay in cash as agreed the following charges:

Charges Paid in Cash:                                            $______
        $TBD  UCC Search Fees
        $TBD  UCC Filing Fees
        $TBD  Patent Filing Fees
        $TBD  Trademark Filing Fees
        $TBD  Copyright Filing Fees
        $TBD  Outside Counsel Fees and Expenses (Estimate)

Total Charges Paid in Cash                                       $______

AUTOMATIC PAYMENTS. Borrower hereby authorizes Bank automatically to deduct from Borrower's account numbered ______________ the amount of any loan payment. If the funds in the account are insufficient to cover any payment, Bank shall not be obligated to advance funds to cover the payment.

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO BANK THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO BANK. THIS AUTHORIZATION IS DATED AS OF JULY 2, 1997.

BORROWER:

_______________________________________

_______________________________________
Authorized Officer

                         AGREEMENT TO PROVIDE INSURANCE
================================================================================

Grantor:            BroadVision, Inc.       Bank:      Silicon Valley Bank

================================================================================

         INSURANCE REQUIREMENTS. BroadVision, Inc. ("Grantor") understands that insurance coverage is required in connection with the extending of a loan or the providing of other financial accommodations to Grantor by Bank. These requirements are set forth in the Loan Documents. The following minimum insurance coverages must be provided on the following described collateral (the "Collateral"):

Collateral:         All Inventory, Equipment and Fixtures.
Type:               All risks, including fire, theft and liability.
Amount:             Full insurable value.
Basis:              Replacement value.
Endorsements:       Loss payable clause to Bank with  stipulation  that coverage will not be canceled or diminished without a minimum of twenty (20) days' prior written notice to Bank.

         INSURANCE COMPANY. Grantor may obtain insurance from any insurance company Grantor may choose that is reasonably acceptable to Bank. Grantor understands that credit may not be denied solely because insurance was not purchased through Bank.

         FAILURE TO PROVIDE INSURANCE. Grantor agrees to deliver to Bank, on or before closing, evidence of the required insurance as provided above, with an effective date of July 2, 1997, or earlier. Grantor acknowledges and agrees that if Grantor fails to provide any required insurance or fails to continue such insurance in force, Bank may do so at Grantor's expense as provided in the Loan and Security Agreement. The cost of such insurance, at the option of Bank, shall be payable on demand or shall be added to the indebtedness as provided in the security document. GRANTOR ACKNOWLEDGES THAT IF BANK SO PURCHASES ANY SUCH INSURANCE, THE INSURANCE WILL PROVIDE LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE COLLATERAL, UP TO THE BALANCE OF THE LOAN; HOWEVER, GRANTOR'S EQUITY IN THE COLLATERAL MAY NOT BE INSURED. IN ADDITION, THE INSURANCE MAY NOT PROVIDE ANY PUBLIC LIABILITY OR PROPERTY DAMAGE INDEMNIFICATION AND MAY NOT MEET THE REQUIREMENTS OF ANY FINANCIAL RESPONSIBILITY LAWS.

         AUTHORIZATION. For purposes of insurance coverage on the Collateral, Grantor authorizes Bank to provide to any person (including any insurance agent or company) all information Bank deems appropriate, whether regarding the Collateral, the loan or other financial accommodations, or both.

         GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AGREEMENT TO PROVIDE INSURANCE AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED JULY 2, 1997.

GRANTOR:

____________________________________


X___________________________________
Authorized Officer

================================================================================

                                FOR BANK USE ONLY
                             INSURANCE VERIFICATION

DATE:__________________                                   PHONE:________________
AGENT'S NAME:___________________________________________________________________
INSURANCE COMPANY:______________________________________________________________
POLICY NUMBER:__________________________________________________________________
EFFECTIVE DATES:________________________________________________________________
COMMENTS:_______________________________________________________________________

================================================================================

                        CORPORATE RESOLUTIONS TO BORROW

--------------------------------------------------------------------------------

Borrower:      BroadVision, Inc.

--------------------------------------------------------------------------------

         I, the undersigned Secretary or Assistant Secretary of BroadVision, Inc. (the "Corporation"), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of Delaware.

         I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Certificate of Incorporation and Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

         I FURTHER CERTIFY that at a meeting of the Directors of the Corporation, duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

         BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

            NAMES                   POSITIONS             ACTUAL SIGNATURES
            -----                   ---------             -----------------

__________________________   _______________________  __________________________

__________________________   _______________________  __________________________

__________________________   _______________________  __________________________

__________________________   _______________________  __________________________

__________________________   _______________________  __________________________


acting for and on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

         Borrow Money. To borrow from time to time from Silicon Valley Bank ("Bank"), on such terms as may be agreed upon between the officers, employees, or agents and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation, including such sums as are specified in that certain Loan and Security Agreement dated as of July 2, 1997 (the "Loan Agreement").

         Execute Notes. To execute and deliver to Bank the promissory note or notes of the Corporation, on Lender's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of the Corporation to Bank, and also to execute and deliver to Lender one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, or any portion of the notes.

         Grant Security. To grant a security interest to Bank in the Collateral described in the Loan Agreement, which security interest shall secure all of the Corporation's Obligations, as described in the Loan Agreement.

         Negotiate Items. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

         Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

         BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

         I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

         IN WITNESS WHEREOF, I have hereunto set my hand on July 2, 1997, and attest that the signatures set opposite the names listed above are their genuine signatures.

                                 CERTIFIED TO AND ATTESTED BY:

                                 X________________________________________

--------------------------------------------------------------------------------

Attachment 1 - Certificate of Incorporation
Attachment 2 - Bylaws